Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(713) 300-0586

(Name, address and telephone number of agent for service)

SHORE BANCSHARES, INC.
 (Issuer with respect to the Securities)

Maryland	52-1974638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 E. Dover Street Easton, Maryland	21601
(Address of Principal Executive Offices)	(Zip Code)

5.375% Fixed-to-Floating Rate Subordinated Notes due 2030

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of June 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 23rd of October, 2020.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Sr. Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 07/30/2020 at 11:06 AM Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2020 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): 1.a. 1.b. 2. Securities: 2.a. 2.b. 2.c. 3. Federal funds sold and securities purchased under agreements to resell: 3.a. 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. Liabilities 13. Deposits: 13.a. 13.a.1. 13.a.2. b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: 14.a. 14.b. 15. 16. 17. and 18. Not applicable 19. 1 Includes cash items in process of collection and unposted debits. 2 Includes time certificates of deposit not held for trading. 3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4 Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01. 5 Includes all securities resale agreements, regardless of maturity. 6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8 Includes noninterest-bearing, demand, time, and savings deposits. 9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 10 Includes all securities repurchase agreements, regardless of maturity. 11 Includes limited-life preferred stock and related surplus. FFIEC 041 Page 17 of 86 RC-1 RCON Amount a. Noninterest-bearing balances and currency and coin (1)......................................................................................... 0081 463,446 b. Interest-bearing balances (2).................................................................................................................................... 0071 1,820,361 a. Held-to-maturity securities (from Schedule RC-B, column A) (3)............................................................................. JJ34 1,111,625 b. Available-for-sale securities (from Schedule RC-B, column D)................................................................................. 1773 8,483,550 c. Equity securities with readily determinable fair values not held for trading (4)....................................................... JA22 119 a. Federal funds sold.................................................................................................................................................... B987 0 b. Securities purchased under agreements to resell (5,6)............................................................................................ B989 1,347,643 a. Loans and leases held for sale.................................................................................................................................. 5369 8,213 b. Loans and leases held for investment............................................................................. B528 15,304,059 c. LESS: Allowance for loan and lease losses (7)................................................................. 3123 200,300 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)......................................................... B529 15,103,759 5. Trading assets (from Schedule RC-D)........................................................................................................................... 3545 46,640 6. Premises and fixed assets (including capitalized leases).............................................................................................. 2145 226,696 7. Other real estate owned (from Schedule RC-M).......................................................................................................... 2150 5,710 8. Investments in unconsolidated subsidiaries and associated companies..................................................................... 2130 0 9. Direct and indirect investments in real estate ventures.............................................................................................. 3656 0 10. Intangible assets (from Schedule RC-M)...................................................................................................................... 2143 128,545 11. Other assets (from Schedule RC-F) (6)......................................................................................................................... 2160 927,592 12. Total assets (sum of items 1 through 11)..................................................................................................................... 2170 29,673,899 a. In domestic offices (sum of totals of columns A and C from Schedule RC-E).......................................................... 2200 24,590,840 (1) Noninterest-bearing (8).............................................................................................. 6631 8,765,062 (2) Interest-bearing......................................................................................................... 6636 15,825,778 a. Federal funds purchased (9).................................................................................................................................... B993 34,587 b. Securities sold under agreements to repurchase (10)............................................................................................. B995 1,929,107 15. Trading liabilities (from Schedule RC-D)....................................................................................................................... 3548 0 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)................................................... 3190 0 19. Subordinated notes and debentures (11).................................................................................................................... 3200 0 Reporting Period: June 30, 2020 July 30, 2020 2:38 PM

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 07/30/2020 at 11:06 AM Schedule RC—Continued Dollar Amounts in Thousands Liabilities—continued 20. 21. 22. Not applicable Equity Capital Bank Equity Capital 23. 24. 25. 26.a. 26.b. 26.c. 27.a. 27.b. 28. 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external M.1. 1a = An integrated audit of the reporting institution's financial state- 3 = This number is not to be used ments and its internal control over financial reporting conducted 4 = Directors' examination of the bank conducted in accordance in accordance with the standards of the American Institute of with generally accepted auditing standards by a certified Certified Public Accountants (AICPA) or the Public Company public accounting firm (may be required by state-chartering Accounting Oversight Board (PCAOB) by an independent public authority) accountant that submits a report on the institution 5 = Directors' examination of the bank performed by other external 1b = An audit of the reporting institution's financial statements only auditors (may be required by state-chartering authority) conducted in accordance with the auditing standards of the 6 = Review of the bank's financial statements by external AICPA or the PCAOB by an independent public accountant that auditors submits a report on the institution 7 = Compilation of the bank's financial statements by external 2a = An integrated audit of the reporting institution's parent holding auditors company's consolidated financial statements and its internal con- 8 = Other audit procedures (excluding tax preparation work) trol over financial reporting conducted in accordance with the 9 = No external audit work standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 2b = An audit of the reporting institution's parent holding com- pany's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) To be reported with the March Report of Condition. M.2. 1 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2 Includes treasury stock and unearned Employee Stock Ownership Plan shares. FFIEC 041 Page 18 of 86 RC-2 RCON Amount 20. Other liabilities (from Schedule RC-G)......................................................................................................................... 2930 550,993 21. Total liabilities (sum of items 13 through 20).............................................................................................................. 2948 27,105,527 23. Perpetual preferred stock and related surplus............................................................................................................ 3838 0 24. Common stock............................................................................................................................................................. 3230 21,250 25. Surplus (excludes all surplus related to preferred stock)............................................................................................. 3839 749,822 26. a. Retained earnings.................................................................................................................................................... 3632 1,501,121 b. Accumulated other comprehensive income (1)....................................................................................................... B530 296,179 c. Other equity capital components (2)........................................................................................................................ A130 0 27. a. Total bank equity capital (sum of items 23 through 26.c)........................................................................................ 3210 2,568,372 b. Noncontrolling (minority) interests in consolidated subsidiaries............................................................................ 3000 0 28. Total equity capital (sum of items 27.a and 27.b)........................................................................................................ G105 2,568,372 29. Total liabilities and equity capital (sum of items 21 and 28)........................................................................................ 3300 29,673,899 RCON Number auditors as of any date during 2019................................................................................................................................. 6724 NR RCON Date 2. Bank's fiscal year-end date (report the date in MMDD format)...................................................................................... 8678 NR Reporting Period: June 30, 2020 July 30, 2020 2:38 PM